                                                       Exhibit 25


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM T-1

                               STATEMENT OF ELIGIBILITY
                        UNDER THE TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ______

                         ____________________________________

                          THE FIRST NATIONAL BANK OF CHICAGO
                 (Exact name of trustee as specified in its charter)

              A National Banking Association                     36-0899825
                                                            (I.R.S. employer
                                                       identification number)

          One First National Plaza, Chicago, Illinois            60670-0126
          (Address of principal executive offices)               (Zip Code)

                          The First National Bank of Chicago
                         One First National Plaza, Suite 0286
                            Chicago, Illinois   60670-0286
               Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
              (Name, address and telephone number of agent for service)

                         ____________________________________

                                KENTUCKY POWER COMPANY
                 (Exact name of obligor as specified in its charter)

               Kentucky                                     61-0247775
          (State or other jurisdiction of                   (I.R.S. employer
          incorporation or organization)               identification number)


          1701 Central Avenue
          Ashland, Kentucky                                           41101
          (Address of principal executive offices)               (Zip Code)




                                   Debt Securities
                           (Title of Indenture Securities)





          Item 1. General Information. Furnish the following information as to the trustee:

                    (a)  Name and address of each examining or
                    supervising authority to which it is subject.

                    Comptroller of Currency, Washington, D.C.,
                    Federal Deposit Insurance Corporation,
                    Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                    (b)  Whether it is authorized to exercise
                    corporate trust powers.

                    The trustee is authorized to exercise corporate trust powers.

          Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                    No such affiliation exists with the trustee.

          Item 16.  List of exhibits.   List below all exhibits filed as a
                    part of this Statement of Eligibility.

                    1. A copy of the articles of association of the trustee now in effect.*

                    2. A copy of the certificates of authority of the trustee to commence business.*

                    3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                    4.   A copy of the existing by-laws of the trustee.*

                    5.   Not Applicable.

                    6.   The consent of the trustee required by
                         Section 321(b) of the Act.

                    7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                    8.   Not Applicable.

                    9.   Not Applicable.

               Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United
               States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 9th day of March, 1995.

                         The First National Bank of Chicago,
                         Trustee,

                         By  /s/ R. D. Manella

                              R. D. Manella
                              Vice President and Senior Counsel
                              Corporate Trust Services Division

          * Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).




                                      EXHIBIT 6


                         THE CONSENT OF THE TRUSTEE REQUIRED
                             BY SECTION 321(b) OF THE ACT


                                                              March 9, 1995




          Securities and Exchange Commission
          Washington, D.C.  20549

          Gentlemen:

          In connection with the qualification of an indenture between Kentucky Power Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                        Very truly yours,

                                        The First National Bank of Chicago

                                        By:  /s/ R. D. Manella

                                        R. D. Manella
                                        Vice President and Senior Counsel
                                        Corporate Trust Services Division




                                      EXHIBIT 7


               A   copy of the latest  report of conditions of  the trustee
               published pursuant to law or the requirements of its supervising or examining authority.


          Legal Title of Bank: The First National Bank of Chicago Call Date: 12/31/94
          ST-BK:  17-1630 FFIEC 031
          Address:  One First National Plaza, Suite 0460
          City, State  Zip:   Chicago, IL  60670-0460
          FDIC Certificate No.: 0/3/6/1/8

          Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1994

          All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

          Schedule RC--Balance Sheet

                                          Dollar Amounts in              C400         <-
                                                 Thousands       RCFD  BIL MIL THOU

       ASSETS
        1. Cash  and  balances  due from
           depository institutions (from
           Schedule RC-A):
           a.  Noninterest-bearing
               balances and currency and
               coin(1) . . . . . . . . .                         0081   3,776,149     1.a
           b.  Interest-bearing
               balances(2) . . . . . . .                         0071   7,670,634     1.b
        2. Securities
           a.  Held-to-maturity
               securities (from Schedule
               RC-B, column A) . . . . .                         1754     163,225     2.a
           b.  Available-for-sale
               securities (from Schedule
               RC-B, column D) . . . . .                         1773     533,857     2.b
        3. Federal   funds   sold    and
           securities   purchased  under
           agreements   to   resell   in
           domestic offices  of the bank
           and  its  Edge  and Agreement
           subsidiaries, and in IBFs:
           a.  Federal Funds sold  . . .                         0276   4,037,205     3.a
           b.  Securities      purchased
               under    agreements    to
               resell  . . . . . . . . .                         0277     423,381     3.b
        4. Loans  and   lease  financing
           receivables:
           a.  Loans and  leases, net of
               unearned   income   (from
               Schedule RC-C)  . . . . .  RCFD 2122 15,617,618                        4.a
           b.  LESS: Allowance for  loan
               and lease losses  . . . .  RCFD 3123    351,191                        4.b
           c.  LESS:  Allocated transfer
               risk reserve  . . . . . .  RCFD 3128       0                           4.c
           d.  Loans and  leases, net of
               unearned          income,
               allowance,   and  reserve
               (item  4.a minus  4.b and
               4.c)  . . . . . . . . . .                         2125  15,266,427     4.d
        5. Assets   held    in   trading
           accounts  . . . . . . . . . .                         3545   8,227,304     5.
        6. Premises  and  fixed   assets
           (including        capitalized
           leases) . . . . . . . . . . .                         2145     512,222     6.
        7. Other real estate owned (from
           Schedule RC-M)  . . . . . . .                         2150      46,996     7.
        8. Investments in unconsolidated
           subsidiaries  and  associated
           companies (from  Schedule RC-
           M)  . . . . . . . . . . . . .                         2130       7,571     8.
        9. Customers' liability  to this
           bank      on      acceptances
           outstanding . . . . . . . . .                         2155     507,151     9.
       10. Intangible    assets    (from
           Schedule RC-M)  . . . . . . .                         2143     120,504    10.
       11. Other assets  (from  Schedule
           RC-F) . . . . . . . . . . . .                         2160   1,250,306    11.
       12. Total assets (sum  of items 1
           through 11) . . . . . . . . .                         2170  42,542,932    12.

     ____________
          (1) Includes cash items in process of collection and unposted debits.
          (2) Includes time certificates of deposit not held in trading accounts.


          Schedule RC-(Continued)

                                        Dollar Amounts in                 BIL MIL THOU
                                              Thousands


       LIABILITIES
       13. Deposits:
           a.  In domestic offices  (sum
               of  totals of  columns  A
               and C  from Schedule  RC-                        RCON      15,103,504    13.a
               E, part 1)  . . . . . .                          2200
               (1) Noninterest            RCON 6631
                   bearing(1)  . . . .    6,129,078                                     13.a(1)

               (2) Interest-bearing  .    RCON 6636
                                          8,974,426                                     13.a(2)
           b.  In foreign  offices, Edge
               and Agreement subsidiaries
               and IBFs (from   Schedule                        RCFN      10,633,999    13.b
               RC-E, part II) . . . . .                         2200
               (1) Noninterest bearing    RCFN 6631                                     13.b(1)
                                            460,916
               (2) Interest-bearing  .    RCFN 6636                                     13.b(2)
                                         10,173,083
       14. Federal  funds  purchased and
           securities     sold     under
           agreements  to repurchase  in
           domestic offices of  the bank
           and   of    its   Edge    and
           Agreement  subsidiaries,  and
           in IBFs:                                             RCFD       2,883,499    14.a
           a.  Federal funds purchased                          0278
           b.  Securities   sold   under                        RCFD         502,401    14.b
               agreements to repurchase                         0279
       15. a.  Demand notes  issued  to                         RCON         112,289    15.a
               the U.S. Treasury . . .                          2840
           b.  Trading Liabilities . .                          RCFD       4,798,720    15.b
                                                                3548
       16. Other borrowed money:
           a.  With  original   maturity                        RCFD       2,355,421    16.a
               of one year or less . .                          2332
           b.  With  original   maturity                        RCFD         382,801    16.b
               of more than one year .                          2333
       17. Mortgage   indebtedness   and
           obligations under capitalized                        RCFD         275,794    17.
           leases  . . . . . . . . . .                          2910
       18. Bank's      liability      on
           acceptance    executed    and                        RCFD         507,151    18.
           outstanding . . . . . . . .                          2920
       19. Subordinated    notes     and                        RCFD       1,225,000    19.
           debentures  . . . . . . . .                          3200
       20. Other    liabilities    (from                        RCFD         860,989    20.
           Schedule RC-G)  . . . . . .                          2930
       21. Total  liabilities   (sum  of                        RCFD      39,641,568    21.
           items 13 through 20)  . . .                          2948
       22. Limited-Life preferred  stock                        RCFD            0       22.
           and related surplus . . . .                          3282






          Schedule RC-(Continued)

                                          Dollar Amounts in
                                              Thousands                    BIL MIL THOU
       EQUITY CAPITAL


       23. Perpetual preferred stock and                         RCFD            0       23.
           related surplus . . . . . . .                         3838
       24. Common stock  . . . . . . . .                         RCFD         200,858    24.
                                                                 3230
       25. Surplus (exclude all surplus                          RCFD       2,273,657    25.
           related to preferred stock) .                         3839
       26. a.  Undivided profits and                             RCFD         431,545    26.a
               capital reserves  . . . .                         3632
           b.  Net unrealized holding
               gains (losses) on
               available-for-sale                                RCFD          (4,184)   26.b
               securities  . . . . . . .                         8434
       27. Cumulative foreign currency                           RCFD            (512)   27.
           translation adjustments . . .                         3284
       28. Total equity capital (sum of                          RCFD       2,901,364    28.
           items 23 through 27)  . . . .                         3210
       29. Total liabilities, limited-
           life preferred stock, and
           equity capital (sum of items                          RCFD      42,542,932    29.
           21, 22 and 28). . . . . . . .                         3300

      Memorandum
      To be reported only with the March Report of Condition.
    1.    Indicate in the box at the right the number of the
          statement  below  that  best  describes  the  most
          comprehensive level of auditing work performed for
          the bank by  independent external  auditors as  of
          any date during 1993
                                                                            Number
                                                                      RCFD 6724  N/A          M.1.


          1. Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
          2. Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
          3. Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
          4. Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
          5. Review of the bank's financial statements by external auditors
          6.   of the bank's financial statements by external auditors
          7.   Other audit procedures (excluding tax preparation work)
          8.   No external audit work

          ____________
          (1) Includes total demand deposits and noninterest-bearing time and savings deposits.